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                                 EXHIBIT 10.41

                                PROMISSORY NOTE


DATE OF NOTE:             September 5, 1996

AMOUNT OF NOTE:           ONE MILLION FOUR HUNDRED THOUSAND DOLLARS AND NO/100
($1,400,000.00)

MATURITY DATE:            132 months from the date hereof

INTEREST RATE:            Six Percent (6%) per annum until the Maturity Date

PREPAYMENT:               The Makers hereof reserve the right to repay this
                          Note in whole or in part any time hereafter without penalty.


         FOR VALUE RECEIVED, the undersigned BROADCAST, CABLE AND SATELLITE TECHNOLOGIES, INC., a Texas corporation, and SHOP AT HOME, INC., a Tennessee corporation (hereinafter collectively referred to as "Maker"), jointly and severally promise to pay to the order of CHARLES E. WALKER, a Texas resident, or his heirs, successors, or assigns (hereinafter referred to as "Holder"), located at 1800 West Loop South, Suite 1850, Houston, Texas 77027, or at such other place as the Holder may designate to the Maker in writing from time to time, in legal tender of the United States, the Amount of the Note in the following manner:

                 Beginning thirty (30) days from the date of this Note, twelve
                 (12) monthly payments of $7,000.00 each, representing interest only, with the first such payment due on October 5, 1996, and subsequent payments due on the same date of each month for the following eleven (11) months; and

                 Followed by one hundred twenty (120) monthly payments of $15,542.87, which shall include principal and interest, with the first such payment due on October 5, 1997, and subsequent payments due on the same date of each month for the following 119 months;

provided, however, that the outstanding balance hereon shall become due and payable upon (i) the sale of all or substantially all of the assets of the Station (as defined in that certain Majority Stock Purchase Agreement (the "Agreement") dated June 3, 1996, by and between Holder and Maker) and the assignment of the Station's license, or (ii) the sale of stock issued by the Licensee of the Station or by the corporation(s) controlling the Station's license such that FCC consent to a transfer of control is required;
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provided further, however, that should the cash monies received at the closing upon such assignment or transfer of control be less than twice the amount then owed to Holder, cash proceeds shall be divided equally, with any future cash payments to be received also divided equally, until this Note has been fully paid, except that, Holder shall at no time receive any amount which will be less than that which would be received as provided above in this Note. All such cash payments shall be considered prepayments of this Note.

         All prepayments shall be applied first to interest and then any remaining balance shall be applied to principal in inverse order of maturity.

         AFTER MATURITY OF THIS NOTE, WHETHER BY THE TERMS HEREOF OR BY THE HOLDER EXERCISING ITS RIGHTS TO ACCELERATE THIS NOTE, INTEREST SHALL ACCRUE ON THE PRINCIPAL BALANCE AT THE HIGHEST LAWFUL RATE OF INTEREST ALLOWABLE UNDER THE LAWS OF THE STATE OF TEXAS OR, IF NO MAXIMUM RATE IS PRESCRIBED BY LAW, AT TWENTY PERCENT (20%) PER ANNUM.

         This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hand of attorneys for collection upon default, the Maker agrees to pay, in addition to the principal, premium and interest due and payable thereon, all costs of collecting or attempting to collect this Note, including attorneys' fees.

         All parties to this Note, whether Maker, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

         Anything herein to the contrary notwithstanding, the obligations of the Maker under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Holder would be contrary to provisions of law applicable to the Holder limiting the maximum rate of interest which may be charged or collected by the Holder.

         The term "Maker" as used herein, in every instance shall include the Maker's successors and assigns.

         The term "Business Day" as used herein shall mean every day of the year, with the exception of each Saturday, each Sunday, and each holiday on which national banks are normally closed for business.
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         In the event any monthly payment date hereunder falls on a day other than a Business Day, the payment shall be considered to be due and payable on the next succeeding Business Day.

         In the event the Maker fails to make a payment hereunder on the payment due date, this Note shall not be considered to be in default unless (i) the Holder shall give the Maker written notice of such failure to pay on or before 10:00 a.m., Eastern time, and the Maker shall thereafter fail to deliver such payment to the Holder before 5:00 p.m., Houston, Texas time, on the first Business Day after such notice is given to the Maker, or (ii) the Holder shall give the Maker written notice of such failure to pay after 10:00 a.m., Eastern time, and the Maker shall thereafter fail to deliver such payment to the Holder before 5:00 p.m., Houston, Texas time, on the second Business Day after such notice is given to the Maker. Notice shall be given by facsimile transmission to the Chief Executive Officer and the Chief Financial Officer of the Maker at the numbers specified on the signature page of this Note, provided such officers may change the numbers by written notice to the Holder.

         The provisions of the preceding paragraph shall not be applicable following a sale of all or substantially all of the assets of the Station or a transfer of control of the Station detailed on page one of this Note.

         This Note is made pursuant to, and is entitled to the benefits of the Security Agreement of even date herewith and is subject to the provisions thereof, and is to be construed and enforced in accordance with the laws of the State of Texas. The Security Agreement specifies various defaults upon the happening of which all sums owing on this Note may be declared immediately due and payable.


                                   BROADCAST, CABLE AND SATELLITE
                                   TECHNOLOGIES, INC.
                                   A Texas corporation



                                   By: /s/ Kent E. Lillie
                                       ---------------------------------
                                       Kent E. Lillie
                                       President
                                       FAX: 404 848-7795

                                   SHOP AT HOME, INC.
                                   A Tennessee corporation



                                   By: /s/ Kent E. Lillie
                                       ---------------------------------
                                       Kent E. Lillie
                                       President

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                                       Joseph Nawy, V.P./Finance (CFO)
                                       FAX: 404 687-7165